UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2010

UNITED MARITIME GROUP, LLC
(Exact name of registrant as specified in its charter)

Florida	333-165796	59-2147756
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 S. Harbour Island Blvd., Suite 230, Tampa, FL	33602
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 209-4200

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective October 22, 2010, Timothy Bresnahan, the Secretary and Senior Vice President, Business Development of United Maritime Group, LLC (the “Company”), ceased to be employed by the Company. Subject to the execution of a release agreement that is reasonably acceptable to the Company, Mr. Bresnahan will be eligible to receive the severance payments and benefits set forth in Section 8(d) of the Employment Agreement, dated as of October 29, 2007, by and between TECO Transport Corporation (the predecessor to the Company) and Mr. Bresnahan (the “Employment Agreement”). A copy of the Employment Agreement was filed as an exhibit to the Company’s Registration Statement on Form S-4, dated March 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED MARITIME GROUP, LLC

By: /s/ Jason Grant
Name: Jason Grant
Title: Chief Financial Officer

Date: October 28, 2010